EXHIBIT 6(xv)

                               PURCHASE AGREEMENT

         THIS AGREEMENT dated as of the 2nd day of August, 1984, by and between JEY PRODUCTIONS, INC., a nEVADA cORPORATION WITH offices at 175 south Mill Street, Jonesboro, Georgia 30236, hereinafter called JEY, and Starcom Network Ltd., a Nevada corporation with offices at 1994 Gallatin Road, North, Suite 206, Madison, Tennessee 37115, hereinafter called SCN.

                               W I T N E S S E T H

         A. Heretofore, by virtue of a certain Bill of Sale, JEY acquired title to the Master Recordings formerly known as part of the "Springboard Catalog". A list of the Master Recordings to pass with this purchase is more particularly set forth and described in Exhibit A attached hereto.

         B. JEY desires to sell the Master Recordings set out in Exhibit A to SCN in accordance with the terms, conditions and provisions hereof.

         NOW, THEREFORE, it is agreed as follows:

         1.       Definitions.

                  a. "Master Recordings" or "Masters shall mean the recordings, a list of which, both as to artist and title, is set forth in Exhibit "A" attached hereto.

                  b. "Springboard" shall mean Springboard Internations, Inc., and its affiliates who were prior owners of the Master Recordings.

         c.       "Springboard papers" shall mean the following documents:

                  (I)      Judgment of Reclamation dated July 28, 1980;

                  (ii)     Amended  Judgment  of  Reclamation  dated  August 20,
                           1980;

                  (iii) Assignment dated June 19, 1980, from Springboard's trustee in bankruptcy to NMC Corp., International Fastener Research Corp. (Springboard Associates);

                   (iv) Bill of Sale dated August 13, 1980, from NMC Corp., International Fastener Research Corp. And Springboard Associates to Columbia Special- Products (CBS).

                    (v) "Certain Bill of Sale", shall mean a Bill of Sale from CBS, Inc. To JEY Productions along with supporting documents and paper trails, all attached hereto.

                     c.    "Record(s)"  shall  mean  disc  records,   tapes  and
eight-track cartridges, movies, video cartridges, cassettes and other configuration now known or hereafter discovered or utilized for the reproduction of sound, alone or in conjunction with visual reproductions manufactored from the Master Recordings from time to time.

         2.       Sale of Master Recordings.

         Simultaneously, with execution of this agreement, JEY is selling to SCN and SCN is purchasing from JEY, all of JEY's right, title and interest in and to the Master Recordings and the performances contained therein for the consideration of - 400- shares of capital stock of SCN, and further, SCN shall pay JEY a royalty of (.01) one cent per song for each song sold, whether in an album, single, tape video or other form of production. The Value of the Masters if $2,000,000.00, being Jey's acquisition costs.

         3.       Conveyance of Rights.

                  a. Upon payment of SCN of the full purchase price as set out here, it shall be and become the sole owner, absolutely and forever, and without any limitation or restriction whatever, of JEY'S entire right, title and interest in and to each of the Master Recordings (listed in Exhibit A attached) as such right, title and interest were acquired by JEY as successor to Springboard from, through and by virtue of the Springboard papers.

                  b. Concurrent with the execution hereof, JEY has delivered to SCN all tape recordings, masters and other parts or reproductions of the Masters presently in JEY'S possession together with each and every contract, summary of contract and/or other documentation pertaining to the Master Recordings and the ownership rights therein. There are non-exclusive leases outstanding on these Masters but they do not effect the title or rights of JEY to distribute, sell, lease, or otherwise to deal in the Masters. A sample lease is contained in Exhibit "A".

                  c. To the extent set forth in Exhibit A, and the Bill of Sale to Bullett shall include, but shall not be limited to:

                           (i)      The  sole,  exclusive  and  perpetual  right
                                    throughout  the  world  to  To  manufacture,
                                    advertise,   sell  and  otherwise   deal  in
                                    records   derived  from  or  embodying   the
                                    contents of the Masters and to license or assign to others SCN's right to do so;

                            (ii) the perpetual right throughout the world to use and publish and to permit others to use and publish the names, likenesses, photographs and biographical material of all persons whose performances are embodies in the Master Recording in connection with the sale and exploitation of Records derived from the Masters;

                           (iii) the right to release Records throughout the world derived from the Masters under such trade names or trade marks as from time to time SCN may determine.

                           (iv) the exclusive and perpetual ownership of the Master Recordings and all performances embodies thereon together with the absolute right to dispose of and deal in and with the same upon such conditions as SCN shall determine;

                           (v) the right to publicly perform or to permit the public performance of Records derived from the Master Recordings by any means whatsoever, whether now or hereafter known.

                           (vi) the right to edit, excerpt, alter or change the Masters in any manner whatsoever.

         Notwithstanding the provisions of theis subparagraph (c), the rights granted herein are subject to the provisions of any and all agreements amont recording artists, producers and prior owners of the Master Recordings.

                  (d)    Anything   in   this    agreement   to   the   contrary
notwithstanding, it is expressly understood that the sale and purchase contemplated hereby does not include any rights in and to the names "Springboard", "Musicor", "Scepter" or any other names heretofore associated with labels through which records derived from the Masters have been distributed, it being expressly understood that JEY does not currently have any proprietary rights in and to any such labels, and that the transaction contemplated hereby is not intended to include any such proprietary interests.

         4. Warranties and Representations of JEY.

                  JEY hereby warrants and represents to SCN that:

                  (a) it is the sole and exclusive owner of the rights granted to it under and by virtue of the CBS Bill of Sale and all documents related thereto;

                  (b) JEY has the full power and authority to sell its interest in the Master Recordings;

                  (c) JEY has not heretofore conveyed or granted to any third party any right, title or interest in and to the Masters except, however those license relationships created by virtue of the documents listed in Exhibit B attached hereto, copies of which have been made available to SCN.

         5. Limitation on Rights of SCN.

                           None except as stated in Exhibit A.

         6. Warranties and Representations of SCN.

                           SCN hereby warrants and represents to JEY that:

                  (a) SCN has the full power and authority to enter into this Agreement and to perform the obligations imposed upon it herein.

         7.       Royalty Payments to Artists.

                           SCN  shall  be  responsible  for  and  shall  pay all
royalties to artists and other third parties.



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         8.       Attorney in Fact.

                      SCN   hereby    irrevocable    designates   JEY   as   its
attorney-in-fact to enforce, on behalf of both SCN and JEY or either of them, the following:

                  (a) Obligations imposed by the lease agreements referred to in Exhibit "A" attached hereto, or any attack on the title to the masters.

         9. Indemnification by JEY.

                      JEY hereby agrees to indemnify and hold harmless SCN of and from any claim, cause of action, judgment or expense which may be imposed upon either JEY or Bullett or both of them, as a result of litigation or other proceedings initiated by anyone with respect to matters and occurrences which happened prior to the date of this Bill of Sale.

          10.     General Indemnity.

                      Each party shall indemnify, save and hold the other harmless from loss or damage (including legal expenses and reasonable attorneys' fees) arising out of or connected with any failure by the indenmifying party to fulfill its obligations under this agreement, or any claim by a third person which is inconsistent with any of the warranties, respresentations or agreements made by the indemnifying party herein which has resulted in a judgment against the other party or which has been settled with the indemnifying party's consent (which will not be unreasonably withheld). The indemnifying party will reimburse the other party on demand for any payments made by the latter at any time after the date hereof in respect of any liability or claim to which the foregoing indemnity relates. Each party will notify the other of any such claims and the indemnifying party shall have the right, at its expense, to participate in the defense thereof.

         11.      Notices.

                      All notices hereunder shall be in writing and shall be given by registerd or certified mail at the respective addresses hereinabove set forth, or such other address or addresses as may abe designated by either party such notice shall be deemed given when received by a party or ten (10) days after mailing whichever is the earlier date.

         12.      Entire Understanding.

                      This agreement contains the entire understanding of the parties relating to the subject matter hereof and cannot be changed or terminated except by an insstrument signed by an officer of each party. A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.



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         13.      Jurisdiction and Venue.

                      This Agreement sets forth the entire udnerstanding between the parties with respect to the subject matter hereof, and no modification, amendment, waiver, termination or discharge of this Agreement or any provision thereof shall be binding upon either party unless confirmed by a written instrument executed by an authorized officer of the party to be bound. No waiver of any provision of or default under this Agreement shall affect the rights of either party thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been entered into in the State of Georgia. The validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely within the State of Georgia, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach hereof.

         14.      Warranties and Representations Survive Closing.

                      All warranties and representations made by the parties hereto shall survive the closing of this transaction.

         15.      Responsibilities of Parties.

                      This Agreement shall inure to the benefit of and be binding on the successors and assigns of both parties.

         IN WITNESS WHEREOF THE PARTIES HERETO HAVE SET THEIR HANDS AND SEALS ON THE DATE ABOVE RECITED.

                                       JEY

                            By: [signature illegible]


                                       SCN

                         By: /s/ Maurice Furlong, Pres.

                  ACCEPTANCE

                           We the undersigned being officers of SCN certify that
we have this date taken physical
possession of Master Recordings [handwritten and initialed, approx albums] and have counted and verified them agains the list in Exhibit "A" attached to the within Bill of Sale and they are held by us in a proper vault.

                             By: /s/ Maurice Furlong
                                                                       President

                            By: [signature illegible]
                                                                       Secretary